Exhibit 10.1

THIRD OMNIBUS AMENDMENT

THIS THIRD OMNIBUS AMENDMENT (this “Amendment”) is effective as of September 25, 2018, by and among MRI Interventions, Inc., a Delaware corporation (the “Company”), and the Holders. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Notes (as defined below).

WHEREAS, on March 25, 2014 and March 31, 2014, the Company issued certain 12% Second-Priority Secured Non-Convertible Promissory Notes Due 2019 in an aggregate principal amount of $3,725,000 (as subsequently amended and/or reissued, including, without limitation, by that certain Omnibus Amendment, dated as of June 30, 2016, and that certain Second Omnibus Amendment, dated as of August 31, 2016, collectively, the “Notes”);

WHEREAS, the Holder signing this Amendment holds a majority of the aggregate principal amount of the Notes outstanding (the “Required Holder”); and

WHEREAS, in accordance with Section 13(a) of the Notes, the Company and the Required Holder desire to amend the Notes on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendment to the Notes. The second sentence of Section 4 of each Note (including, without limitation, the definition of Maturity Date) is hereby deleted and replaced in its entirety by the following:

“Subject to earlier payment as provided for elsewhere in this Note, the Company shall pay to the Holder the entire unpaid principal amount and all unpaid accrued interest under this Note in full on the date that is 78 months after the Original Issuance Date (the “Maturity Date”), except if such date is not a Business Day, in which case such principal and interest shall be payable on the next succeeding Business Day.”

2.	Miscellaneous.

(a)              The Required Holder represents and warrants to the Company that: (i) the Required Holder is the legal, beneficial and record owner of the Note representing a majority of the aggregate principal amount of the Notes outstanding; (ii) this Amendment has been duly executed and delivered by the Required Holder; (iii) this Amendment constitutes the valid and legally binding obligation of the Required Holder enforceable against the Required Holder in accordance with its terms; (iv) the Required Holder, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of entering into this Amendment, and has so evaluated such merits and risks; and (vi) the Required Holder has been afforded (A) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of this Amendment, and (B) the opportunity to obtain such information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed decision with respect to this Amendment.

(b)             Except as specifically amended hereby, each Note is ratified and confirmed and shall remain in full force and effect in accordance with its terms.

(c)              This Amendment shall be binding upon the Holders of all Notes in accordance with Section 13(a) of the Notes.

(d)              To the extent the terms and conditions of the Notes conflict with the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control and supersede those of the Notes.

(e)              This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

(f)              The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof.

(g)              This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Required Holder have caused this Amendment to be executed and delivered effective as of the day and year first written above.

THE COMPANY:

MRI INTERVENTIONS, INC.

By:	/s/ Joseph M. Burnett

Name:	Joseph M. Burnett

Title:	President & CEO

THE REQUIRED HOLDER:

/s/ Josiah T. Austin
JOSIAH T. AUSTIN

[Signature Page to Third Omnibus Amendment]